UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 5, 2013, the Securities and Exchange Commission (the “SEC”) declared effective the Registration Statement on Form S-4 (Commission File No. 333-187667) filed by US Foods, Inc. (the “Issuer”), a direct wholly-owned subsidiary of US Foods Holding Corp., related to the issuance of 8.5% Senior Notes due 2019 and Guarantees of 8.5% Senior Notes due 2019 (the “Securities”) in exchange for notes originally issued under Rule 144A on May 11, 2011. The Securities were governed by that certain Indenture, dated as of May 11, 2011, among US Foods, Inc. (f/k/a U.S. Foodservice, Inc.), as Issuer, the Subsidiary Guarantors party thereto, and Wilmington Trust, National Association (f/k/a Wilmington FSB), as Trustee (as supplemented, the “Indenture”).

The Issuer continued as a voluntary filer pursuant a contractual obligation under the Indenture subsequent to the expiration of its obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended. On June 30, 2016, the Issuer redeemed each of the outstanding Securities (the “Redemption”), effectively terminating the Indenture and the Issuer’s contractual reporting obligations. As a result of such Redemption, the Issuer is concurrently filing a Form 15 with the SEC and will no longer file reports with the SEC pursuant to the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016	US FOODS HOLDING CORP.

	By:	/s/ Fareed Khan
Fareed Khan
Chief Financial Officer